Exhibit 10.9
                      EMPLOYMENT AND NON-COMPETE AGREEMENT
                    Amended and Restated as of June 10, 1999

         This Employment and Non-Compete Agreement ("Employment Agreement") is made this 2, day of June, 1999 by and between Applied Cellular Technology of Missouri, Inc., a Missouri corporation, with its principal office located 1866 North Deffer Drive, Nixa, Missouri 65714 (the "Employer") and Gary A. Gray (the "Employee").

         WHEREAS, Employer is in the business of design, development, and sale of software and consulting services and

         WHEREAS, Employer desires to retain the services of the Employee; and

         WHEREAS, the parties wish to amend and restate the previous Employment Agreement dated December 18, 1998.

         NOW, THEREFORE, in consideration of the premises, and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

          1. Term of Employment. Subject to the provisions of Section 5 of this Employment Agreement, Employer hereby agrees to employ Employee for a period of three (3) years (the "Employment Term") commencing as of December 18, 1998.

          2. Office and Duties.

          (a) During the Employment Term, Employee shall serve as a President of Employer. In such position, Employee shall have such duties and authority as shall be determined from time to time by the Chairman of the Board or his designee. During the Employment Term, Employee's employment by Employer shall be Employee's exclusive full time employment.

          (b) During the Employment Term, Employee shall devote his best efforts to performance of his duties hereunder and shall not directly or indirectly engage in any other business, profession or occupation for compensation or otherwise which would conflict with the limitation of such duties without the prior written consent of the Board of Directors (the "Board"), which consent shall not reasonably be withheld, delayed or conditioned.

          3. Compensation of Employee.

          (a) As compensation for the services provided by Employee under this Employment Agreement, Employer will pay Employee the greater of (i) One Hundred and Thirty Thousand Dollars ($130,000.00) a year on an annualized basis with Employer's in accordance with Employer's usual payroll procedures, or (ii) a "Sales Commission" paid as follows: for sales directly attributable to Employee's efforts, Employee shall receive a commission of ten percent (10%) based upon the gross sales revenues. In the event that such order does not meet a gross margin of thirty-five percent (35%), the commission amount will be adjusted in accordance with the attached schedule. For sales not the result of the direct efforts of Employee, Employee shall receive an "Override Commission"

                                                      Employment and Non-Compete
                                                                       Agreement
                                                                          Page 2


of three percent (3%). All commission payments will be paid in two equal payments, the first half upon receipt of the order and the customer deposit, the balance upon receipt by Employer of the remaining balance from the customer. The Employer shall as soon as practicable but in no event later than forty five (45) days from the end of each fiscal year during the Term of the Employment Agreement reconcile the amount of commissions paid and, if necessary true up to the amount so as to equal One Hundred Thirty Thousand Dollars ($130,000.00) in base compensation.

          (c) The Employer shall maintain and make available for review and all sales records so that Employee may, upon his reasonable request, confirm the accuracy of commission payments due and payable hereunder.

          (d) In no event shall Employee receive less than of One Hundred and Thirty Thousand Dollars ($130,000.00) in compensation in any year of this Employment Agreement.

          (e) The Employee shall also be entitled to participate in any and all employee benefit plans, medical insurance plans, life insurance plans, disability income plans and other benefit plans, from time to time, in effect for employees of Employer. Such participation shall be subject to the terms of the applicable plan documents, generally applicable Employer policies and the discretion of the Board or any administrative or other committee provided for in, or contemplated by, such plan, except any waiting periods shall be waived if such waiver is allowable under such plan and would not prejudice the rights of any other participant. In addition, the Employee shall be entitled to receive benefits which are the same or substantially similar to those which are currently being provided to the other employees of Employer.

          4. Reimbursement for Expenses. In accordance with Employer's policy, the Employee will be reimbursed for all "out-of-pocket" and other direct business expenses (exclusive of commuting costs), upon presentation of appropriate receipts and documentation.

          5. Termination.

          (a) For Cause by Employer. Notwithstanding any other provision of this Employment Agreement, Employee's employment hereunder may be terminated by Employer at any time for Cause. For purposes of this Employment Agreement, "Cause" shall mean (i) Employee's willful and continued failure to perform his duties hereunder (other than as a result of total or partial incapacity due to physical or mental illness) for ten (10) days after a written demand is delivered to Employee on behalf of Employer, which specifically identifies the manner in which it is alleged that Employee has not substantially performed his duties, (ii) Employee's dishonesty in the performance of his duties hereunder,
(iii) an act or acts on Employee's part involving moral turpitude or constituting a felony under the laws of the United States or any state thereof,
(iv) any other act or omission which materially injuries the financial condition or business reputation of Employer or any of its subsidiaries or affiliates, or

                                                      Employment and Non-Compete
                                                                       Agreement
                                                                          Page 3


(v) Employee's material breach of his obligations under Section 6 and 8 hereof which breach shall remain uncured by Employee within ten (10) days following receipt of notice from Employer specifying such breach.

          (b) Permanent Disability. For the purposes of this Employment Agreement, the term "permanent disability" shall mean the Employee's inability to perform his duties as prescribed in this Employment Agreement, which, following a written request by either Employer or the Employee, shall be determined by agreement between the parties and, if they cannot agree, by a panel of three (3) physicians, one of whom will be selected by Employer, one by the Employee and the third by the first two so selected. Said panel shall also fix the date of the occurrence of the "permanent disability". Said panel's determination shall be conclusive. Notwithstanding anything to the contrary set forth herein, the Employee shall be presumed to be permanently disabled thus terminating this Employment Agreement, as of the date he is receiving payments for permanent disability under any disability insurance policies or under the Social Security Act.

          (c) Temporary Disability. If, due to physical or mental illness, disability or injury, the Employee shall be disabled so as to be unable to perform substantially all of his duties and responsibilities hereunder, the Board may designate another person to act in his place during the period of such disability. Notwithstanding any such designation, the Employee shall continue to receive his full salary and benefits under Section 3 of this Employment Agreement until he becomes eligible for disability income under Employer disability income plan. In the absence of a disability income plan at the time of such disability, Employer shall pay the Employee benefits equal to those the Employee would have received if Employer's current disability income plan were in effect at such time; provided however, that Employer's obligations hereunder shall cease twelve (12) months from the onset of such disability.

          (d) Death. Employee's employment hereunder shall terminate immediately in the event of the Employee's death. If Employee's employment is terminated by the death of Employee, Employer shall pay to Employer's estate or his legal representative all amounts due through the date of Employee's death. The payment to Employee of any other benefits following the termination of Employee's employment pursuant to this Section 5(d) shall be determined by the Board in accordance with the plans, policies and practices of Employer.

          (e) Without Cause by Employer. The Employee's employment hereunder may be terminated by Employer at any time, without Cause. If Employee's employment is terminated by Employer without Cause (other than by reason of disability or death), Employer shall continue to pay Employee the compensation to which he is entitled pursuant to Section 3 hereof for the balance of the Employment Term as if such termination had not occurred. The payment to Employee of any other benefits following the termination of Employee's employment pursuant to this
Section 5(e) shall be determined by the Board in accordance with the plans, policies and practices of Employer.

                                                      Employment and Non-Compete
                                                                       Agreement
                                                                          Page 4

          (f) Termination by Employee. Employee's employment hereunder may be terminated by Employee at any time upon not less than sixty (60) days prior written notice from Employee to Employer. If Employee terminates his employment with Employer pursuant to this Section 5(f), Employer shall pay Employee any amounts due through the date of termination.

          (g) Notice of Termination. Any purported termination of employment by Employer or by Employee shall be communicated by written "Notice of Termination" to the other party hereto in accordance with Section 15 hereof. For purposes of this Employment Agreement, a Notice of Termination shall mean a notice which shall indicate the specific termination provision in this Employment Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of employment under the provision so indicated.

          6. Non-Competition.

          (a) Employee acknowledges and recognizes the highly competitive nature of the businesses of Employer and its affiliates and accordingly agrees that during the period commencing on the date hereof and continuing until the later of (i) the date that Employee ceases to receive payments pursuant to Section 5 of this Employment Agreement or (ii) one (1) year from the date of the termination of Employee's employment:

              (i) Employee will not engage in any activity which is competitive with any business now, or at any time during the Employment Term, conducted by Employer, its subsidiaries or its affiliates, including without limitation becoming an employee, investor (except for passive investments of not more than one percent (1%) of the outstanding shares of, or any other equity over-the-counter securities market), officer, agent, partner or director of, or other participant in, any firm, person or other entity in any geographic area which either directly competes with a line or lines of business of Employer, its subsidiaries or its affiliates. Notwithstanding any provision of this Employment Agreement to the contrary, upon the occurrence of any breach of this Section 6(a)(i), if Employee is employed by Employer, Employer may immediately terminate the employment of Employee for Cause in accordance with the provisions contained in Sections 5 and 16, whether or not Employee is employed by Employer, Employer shall immediately cease to have any obligations to make payments to Employee under this Employment Agreement.

              (ii) Employee will not directly or indirectly assist others in engaging in any of the activities in which Employee is prohibited to engage by clause (i) above.

              (iii) Employee will not directly or indirectly (A) induce any employee of Employer, its subsidiaries or its affiliates to engage in any activity in which Employee is prohibited from engaging by clause (i) above or to terminate his employment with Employer, its subsidiaries or its affiliates, or

                                                      Employment and Non-Compete
                                                                       Agreement
                                                                          Page 5


(B) employ or offer employment to any person who was employed by Employer, its subsidiaries or its affiliates unless such person shall have ceased to be employed by Employer, its subsidiaries or its affiliates for a period of at least twelve (12) months.

          (b) It is expressly understood and agreed that (i) although Employee and Employer consider the restrictions contained in this Section 6 to be reasonable, if a final judicial determination is made by a court of competent jurisdiction that the time or territory or any other restriction contained in this Employment Agreement is unenforceable, this Employment Agreement shall not be rendered void but rather shall be deemed to be enforceable to such maximum extent as such court may judicially determine or indicate to be enforceable, and
(ii) if any restriction contained in this Employment Agreement is determined to be unenforceable and such restriction cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein.

          7. Resignation as Officer and/or Director. In the event that Employee's employment is terminated for any reason whatsoever, the Employee agrees to, as the case may be, resign immediately as an Officer and/or Director of Employer.

          8. Confidentiality. Employee will not at any time (whether during or after his employment with Employer) disclose or use for his own benefit or purposes or the benefit or purposes of any other person, firm, partnership, joint venture, association, corporation or other organization, entity or enterprise other than Employer and any of its subsidiaries or affiliates, any Confidential Information. As used herein, the term "Confidential Information" shall mean any trade secrets, information, data, or other confidential information (excluding information which is not unique to Employer or which is generally known to the industry or development programs, costs, marketing, trading, investment, sales activities, promotion, credit processes, formulas, data, software, drawings, specifications, source and object code, financial and pricing information, marketing information and business and development plans or the business and affairs of Employer generally, or of any subsidiary or affiliate of Employer, Employee agrees that upon termination of his employment with Employer for any reason, he will return to Employer immediately all copies of any Confidential Information, together with any memoranda, books, papers, plans, information, letters and other data, and all copies thereof or therefrom, in any way relating to the business of Employer, its subsidiaries and its affiliates, except that he may retain personal notes, notebooks and diaries. Employee further agrees that he will not retain or use for his account at any time any trade name, trademark or other proprietary business designation used or owned in connection with the business of Employer, its subsidiaries or its affiliates.

          9. Specific Performance. Employee acknowledges and agrees that Employer's remedies at law for a breach or threatened breach of any of the provisions of Section 6 or Section 8 would be inadequate and, in recognition of this fact, Employee agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law, Employer without posting any bond,

                                                      Employment and Non-Compete
                                                                       Agreement
                                                                          Page 6


shall  be  entitled  to  obtain   equitable  relief  in  the  form  of  specific
performance, temporary restraining orders, temporary or permanent injunctions or any other equitable remedy which may then be available.

          10. Vacation. The Employee shall be entitled to four (4) weeks of paid vacation. Such vacation shall be taken at a time mutually convenient to Employer and Employee. Vacation days may not be accumulated.

          11. Sick Days/Personal Business. The Employee shall be entitled to paid sick or personal days due to illness pursuant to the policies and procedures of the then current disability policies that may be in place. In no event shall it be determined that Employee shall have more paid sick days than those disclosed in such policies.

          12. Change in Control. Notwithstanding any other provision of this Employment Agreement, should a "change of control" occur, Employee, at his sole option and discretion, may terminate his employment under this Employment Agreement at any time within one (1) year after such change of control upon fifteen (15) days written notice. In the event of such termination, Company shall pay to Employee a severance payment ("Severance Payment") equal to three
(3) times the base amount as defined in Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended ("Code") minus $1.00. Notwithstanding the foregoing, (a) if the Severance Payment and any other amounts payable by Company to Employee are parachute payments under Code Section 280b (collectively, "Parachute Payments") and, (b), if reducing the Severance Payment would eliminate the tax provided for in Code Section 4999 ("Section 4999 Tax") which would otherwise be applicable to the Parachute Payments, and (c) if, because of such elimination, the net amount of the Parachute Payments (total payments minus
Section 4999 Tax) would be greater than such net amount without reduction, then the Severance Payment shall be reduced by the smallest amount required to eliminate the imposition of the Section 4999 Tax. The foregoing determination shall be made by Employer's general counsel, and his determination shall be binding upon Employer and Employee. The amount determined under the foregoing provisions of this paragraph 12 shall be payable no later than one (1) month after the effective date of the Employee's termination of employment. A change in control means: the acquisition, without the approval of Employer's board of directors by any person or entity, other than Employer or a "related entity," of more than twenty percent (20%) of the outstanding shares of Employer's voting common stock through a tender offer, exchange offer or otherwise; the liquidation or dissolution of Employer following a sale or other disposition of all or substantially all of its assets; a merger of consolidation involving Employer which results in Employer not being the surviving parent corporation; or any time during any two-year period in which individuals who constituted the board of directors of Employer at the start of such period (or whose election was approved by at least two-third of the then members of the board of directors of Employer who were members at the start of the two-year period) do not constitute at least fifty percent (50%) of the board of directors for any reason. A related entity is the parent, a subsidiary or any employee benefit

                                                      Employment and Non-Compete
                                                                       Agreement
                                                                          Page 7

plan (including a trust forming a part of such a plan) maintained by Employer, its parent or a subsidiary.

          13. Holidays. The Employee shall be entitled to the standard company holidays.

          14. Restriction on Authority of Employee. Notwithstanding anything set forth in this Employment Agreement to the contrary, the Employee, in the performance of his duties hereunder, shall not take any of the following actions without the written consent of the Board:

          a. Enter into negotiations or execute documents that would materially affect the existing debt and/or structure or alter, modify or change any banking relations.

          15. Representations and Warranties. The Employee hereby represents and warrants that he is free to enter this Employment Agreement and to render his services pursuant hereto and that neither the execution and delivery of this Employment Agreement, nor the performance of his duties hereunder, violates the provisions of any other agreement to which he is a party or by which he is bound.

          16. Notices. All notices required or permitted under this Employment Agreement shall be in writing and shall be deemed delivered when delivered in person or deposited in the United States mail, postage paid, addressed as follows:

              Employer:          Applied Cellular Technology, Inc.
                                 1866 North Deffer Drive
                                 Nixa, Missouri 65714

              Employee:          Gary A. Gray
                                 718 E. Gaslight Drive
                                 Springfield, MO  65810

          Such addresses may be changed from time to time by either party by providing written notice in the manner set forth above.

          17. Entire Agreement. This Employment Agreement contains the entire agreement of the parties and there are no other promises or conditions in any other agreement, whether oral or written. This Employment Agreement supersedes any prior written or oral agreements between the parties.

          18. Expenses. Each party shall pay its own expenses incident to the performance or enforcement of this Employment Agreement, including all fees and

                                                      Employment and Non-Compete
                                                                       Agreement
                                                                          Page 8


expenses of its counsel for all activities of such counsel undertaken pursuant to this Employment Agreement, except as otherwise herein specifically provided.

          19. Waivers and Further Agreements. Any waiver of any terms or conditions of this Employment Agreement shall not operate as a waiver of any other breach of such terms or conditions or any other term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof; provided, however, that no such written waiver, unless it, by its own terms, explicitly provides to the contrary, shall be construed to effect a continuing waiver of the provision being waived and no such waiver in any instance shall constitute a waiver in any other instance or for any other purpose or impair the right of the party against whom such waiver is claimed in all other instances or for all other purposes to require full compliance with such provision. Each of the parties hereto agrees to execute all such further instruments and documents and to take all such further action as the other party may reasonably require in order to effectuate the terms and purposes of this Employment Agreement.

          20. Amendments. This Employment Agreement may not be amended, nor shall any waiver, change, modification, consent or discharge be effected except by an instrument in writing executed by or on behalf of the party against whom enforcement of any waiver, change, modification, consent or discharge is sought.

          21. Severability. If any provision of this Employment Agreement shall be held or deemed to be, or shall in fact be, invalid, inoperative or unenforceable as applied to any particular case in any jurisdiction or jurisdictions, or in all jurisdictions or in all cases, because of the conflict of any provision with any constitution or statute or rule of public policy or for any other reason, such circumstance shall not have the effect of rendering the provision or provisions in question invalid, inoperative or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute or rule of public policy, but this Employment Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative or unenforceable provision had never been contained herein and such provision reformed so that it would be valid, operative and enforceable to the maximum extent permitted in such jurisdiction or in such case.

          22. Counterparts. This Employment Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and in pleading or proving any provision of this Employment Agreement, it shall not be necessary to produce more than one of such counterparts.

                                                      Employment and Non-Compete
                                                                       Agreement
                                                                          Page 9


          23. Section Headings. The headings contained in this Employment Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Employment Agreement.

          24. Gender. Whenever used herein, the singular number shall include the plural, the plural shall include the singular, and the use of any gender shall include all genders.

          25. Governing Law. This Employment Agreement shall be governed by and construed and enforced in accordance with the law (other than the law governing conflict of law questions) of the Missouri.

                                                      Employment and Non-Compete
                                                                       Agreement
                                                                         Page 10


         The parties have executed this Employment Agreement the day and year first above written.

                                                       EMPLOYER

                                              By:  /s/ Garrett A. Sullivan
                                                 ---------------------------
                                                       Garrett A. Sullivan
                                                       Chairman of the Board


                                                       EMPLOYEE

                                              By:  /s/ Gary A. Gray
                                                 ---------------------------
                                                       Gary A. Gray